Exhibit 4.3

VERACYTE, INC.

AMENDMENT TO SECOND AMENDED AND RESTATED

INVESTOR RIGHTS’ AGREEMENT

This Amendment to Second Amended and Restated Investors’ Rights Agreement (this “Amendment”) is entered and effective as of June 14, 2013, by and among Veracyte, Inc., a Delaware corporation (the “Company”), and the undersigned stockholders of the Company’s issued and outstanding Preferred Stock (the “Stockholders”).

RECITALS

A.                                    WHEREAS, in connection with the sale of Series C Preferred Stock, the Company and the Stockholders entered into that Second Amended and Investor Rights’ Agreement, dated November 6, 2012 (the “Rights Agreement”) pursuant to which holders of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (the “Shares”) were granted certain rights as set forth therein.

B.                                    WHEREAS, the Company and certain of the Stockholders are parties to that Amendment to the Series C Preferred Stock Purchase Agreement of even date herewith (“Amendment to Purchase Agreement”) in order, among other things, to allow for the sale of an additional 1,613,757 shares of Series C Preferred Stock in one more additional closing (the “Additional Closings”).

C.                                    WHEREAS, in connection with the Amendment to Purchase Agreement, the Company and the Stockholders desire to amend the Rights Agreement as provided herein.

D.                                    WHEREAS, pursuant to Section 5.5 of the Rights Agreement, the Rights Agreement may be amended upon the written consent of the Company and holders of at least a majority of the-then outstanding Registrable Securities (as defined therein, and including the Common Stock issuable upon conversion of the Shares).

E.                                     WHEREAS, the Stockholders hold, in the aggregate, at least a majority of the outstanding Registrable Securities.

NOW, THEREFORE, the parties agree as follows:

1.                                      Section 3.1(d) of the Rights Agreement is hereby restated as follows:

“(d)                           So long as an Investor (with its affiliates) shall own not less than one million seven hundred fifty thousand (1,750,000) shares of Registrable Securities (as adjusted for stock splits and combinations) (a “Major Investor”), the Company will furnish each such Major Investor as soon as practicable after the end of each month, and in any event within thirty (30) days after the end of each month, an unaudited consolidated balance sheet of the Company as of the end of such monthly period, and unaudited consolidated statements of income and cash flows of the Company for such period, prepared in accordance with U.S. generally accepted accounting principles consistently applied, subject to changes resulting from normal year-end audit adjustments.”

2.                                      The Company and the Stockholders agree that the shares of Series C Preferred Stock to be sold in the Additional Closings will be considered Excluded Securities pursuant to Section 4.6(h) of the Rights Agreement.

3.                                      This Amendment, together with the Rights Agreement, constitutes the full and entire agreement between the parties with regard to the subjects hereof and may not be further amended or modified except in accordance with the Rights Agreement. The Rights Agreement as modified hereby shall remain in full force and effect as so modified.

4.                                      This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth in the first paragraph hereof.

COMPANY:

VERACYTE, INC.

By	/s/ Bonnie Anderson

Name:	Bonnie Anderson
Title:	Chief Executive Officer

Address:	7000 Shoreline Court
Suite 250
South San Francisco, CA 94080

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth in the first paragraph hereof.

STOCKHOLDERS:

DOMAIN PARTNERS VIII, L.P.

By: One Palmer Square Associates VIII, L.L.C.
its General Partner

By:	/s/ Kathleen K. Schoemaker
Kathleen K. Schoemaker
Managing Member

DP VIII ASSOCIATES, L.P.

By: One Palmer Square Associates VIII, L.L.C.
its General Partner

By:	/s/ Kathleen K. Schoemaker
Kathleen K. Schoemaker
Managing Member

[Signature Page to Amendment to Second Amended and Restated Investor Rights’ Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth in the first paragraph hereof.

STOCKHOLDERS:

VERSANT VENTURE CAPITAL III, L.P.

By: Versant Ventures III, L.L.C.
Its: General Partner

By:	/s/ Brian G. Atwood
Name:	Brian G. Atwood
Title:	Managing Director

VERSANT SIDE FUND III, L.P.

By: Versant Ventures III, L.L.C.
Its: General Partner

By:	/s/ Brian G. Atwood
Name:	Brian G. Atwood
Title:	Managing Director

[Signature Page to Amendment to Second Amended and Restated Investor Rights’ Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth in the first paragraph hereof.

STOCKHOLDERS:

TPG BIOTECHNOLOGY PARTNERS II, L.P.
By: TPG Biotechnology Genpar II, LP.
By: TPG Biotech Advisors II, LLC

By:	/s/ Ronald Cami

Name:	Ronald Cami

Title:	Vice President

[Signature Page to Amendment to Second Amended and Restated Investor Rights’ Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth in the first paragraph hereof.

STOCKHOLDERS:

KPCB HOLDINGS, INC., AS NOMINEE

By:	/s/ Susan Biglieri

Name:	Susan Biglieri

Title:	CFO

[Signature Page to Amendment to Second Amended and Restated Investor Rights’ Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth in the first paragraph hereof.

STOCKHOLDERS:

JVEN CAPITAL, LLC

By:	/s/ Evan Jones
Name:	Evan Jones
Title:	Managing Member

[Signature Page to Amendment to Second Amended and Restated Investor Rights’ Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth in the first paragraph hereof.

STOCKHOLDERS:

KARIN EASTHAM DEFINED BENEFIT PENSION PLAN

By:	/s/ Karin Eastham
Name:	Karin Eastham
Title:	Trustee

[Signature Page to Amendment to Second Amended and Restated Investor Rights’ Agreement]